EXHIBIT 99.1

Hawk Announces Appointment of B. Christopher Disantis
as President and COO

CLEVELAND, Ohio – March 20, 2008 – Hawk Corporation (AMEX: HWK) announced today the appointment, effective immediately, of B. Christopher DiSantis as its President and COO.  The announcement was made by Ronald E. Weinberg, who remains as Chairman and CEO of the company.  DiSantis will continue to report to Mr. Weinberg.

DiSantis joined Hawk in December 2000 as head of Corporate Development and launched the Company’s Six Sigma program.  From 2002 to 2006, DiSantis went on to serve as President of two of Hawk’s operating groups: Hawk Motors, which manufactured electrical motor components, and Hawk Precision Components, which manufactured powder metal parts.  Both divisions were subsequently sold.

Together, with the Company’s CFO, Joseph J. Levanduski, DiSantis led the creation of Hawk’s strategic focus on friction materials.  He was promoted to President of Wellman Products and Hawk Racing, Hawk’s friction products and racing segments, in May 2006 and will remain in those posts, as well as assuming the Presidency of Hawk.  Mr. DiSantis graduated summa cum laude from Dartmouth College in 1993.  In addition, he is a Six Sigma Black Belt.

Ronald E. Weinberg stated, “I am really pleased to be making this announcement.  With Chris, we have created a strong management team that has clarity of focus and I am confident will be able to deliver impressive results for the entire Hawk, Wellman and Racing family of customers, shareholders and employees.”

The Company
Hawk Corporation is a leading worldwide supplier of highly engineered products.  Its friction products group is a leading supplier of friction materials for brakes, clutches and transmissions used in airplanes, trucks, construction and mining equipment, farm equipment, recreational and performance automotive vehicles.   The Company’s performance racing group manufactures clutches and gearboxes for motorsport applications and performance automotive markets.  Headquartered in Cleveland, Ohio, Hawk has approximately 1,150 employees at 13 manufacturing, research, sales and administrative sites in 7 countries.

Forward-looking Statements
This press release includes forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the Company’s ability to execute its business plan to meet its forecasted results from continuing operations; the costs and outcome of the ongoing SEC and DOJ investigations; decisions by the Company regarding the use of proceeds from the sale of its precision components segment, including acquisition opportunities; the impact on the Company’s gross profit margins as a result of changes in product mix; the Company’s vulnerability to adverse general economic and industry conditions and competition; work stoppages by union employees; ongoing capital expenditures and investment in research and development; compliance with government regulations; compliance with environmental and health and safety laws and regulations; the effect of any interruption in the Company’s supply of raw materials or a substantial increase in the price of raw materials; the effect on the Company’s international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company’s non-U.S. sales continue to increase; reliance for a significant portion of the Company’s total revenues on a limited number of  large organizations and the continuity of business relationships with major customers; and  the loss of key personnel.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Hawk’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Information
Ronald E. Weinberg
(216) 861-3553

Investor Relations Contact Information

John Baldissera, BPC Financial Marketing
(800) 368-1217

Hawk Corporation is online at: http://www.hawkcorp.com/